Exhibit 1(d)

     Articles Supplementary Classifying Shares of Authorized Capital Stock,
                and Creating an Additional Class of Common Stock

      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC. (hereinafter called the "Corporation"), a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

1. Pursuant to the Articles of Amendment dated as of [ ], 2006, filed with the State Department of Assessments and Taxation of the State of Maryland [on the date hereof], the Corporation amended its charter to redesignate its Class A Common Stock as "Investor A Common Stock," its Class B Common Stock as "Investor B Common Stock," its Class C Common Stock as "Investor C Common Stock," its Class I Common Stock as "Institutional Common Stock" and its Class R Common Stock as "R Common Stock."

2. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Three Billion (3,000,000,000) shares of capital stock as follows:

         Series and Classes                          Number of Authorized Shares
         ------------------                          ---------------------------
         Merrill Lynch Large Cap Core Fund
              Investor A Common Stock                        300,000,000
              Investor B Common Stock                        200,000,000
              Investor C Common Stock                        400,000,000
              Institutional Common Stock                     400,000,000
              R Common Stock                                 200,000,000

         Merrill Lynch Large Cap Growth Fund
              Investor A Common Stock                        100,000,000
              Investor B Common Stock                        200,000,000
              Investor C Common Stock                        100,000,000
              Institutional Common Stock                     100,000,000
              R Common Stock                                 200,000,000

         Merrill Lynch Large Cap Value Fund
              Investor A Common Stock                        100,000,000
              Investor B Common Stock                        200,000,000
              Investor C Common Stock                        100,000,000
              Institutional Common Stock                     100,000,000
              R Common Stock                                 200,000,000

                                                    Total: 2,900,000,000

      The remaining Nine Hundred Million (100,000,000) shares of authorized capital stock are not designated as to any series or class. After the classification of authorized shares, all shares of all series and classes of the Corporation's capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Three Hundred Million Dollars ($300,000,000).

3.    The Board of Directors of the Corporation, acting in accordance with
      Section 2-105(c) of the Maryland General Corporation Law and Article IV, paragraph 3 of the Articles of Incorporation, hereby classifies One Hundred Million (100,000,000) shares of authorized but undesignated capital stock of the Corporation as follows; Fifty Million (50,000,000) shares are classified as Service Common Stock for Merrill Lynch Large Cap Growth Fund; and Fifty Million (50,000,000) shares are classified as Service Common Stock for Merrill Lynch Large Cap Value Fund.

4. The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Service Common Stock are as follows:

      The Service Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Institutional Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

      (i) Expenses related to the distribution of the Service Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

      (ii) Such distribution expenses borne solely by Service Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

5. After the reclassification of authorized shares, the Corporation will have the authority to issue Three Billion (3,000,000,000) shares of capital stock as follows:

         Series and Classes                         Number of Authorized Shares
         ------------------                         ---------------------------
         Merrill Lynch Large Cap Core Fund
              Investor A Common Stock                      300,000,000
              Investor B Common Stock                      200,000,000
              Investor C Common Stock                      400,000,000
              Institutional Common Stock                   400,000,000
              R Common Stock                               200,000,000


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

         Series and Classes                         Number of Authorized Shares
         ------------------                         ---------------------------
         Merrill Lynch Large Cap Growth Fund
              Investor A Common Stock                      100,000,000
              Investor B Common Stock                      200,000,000
              Investor C Common Stock                      100,000,000
              Institutional Common Stock                   100,000,000
              R Common Stock                               200,000,000
              Service Common Stock                          50,000,000

         Merrill Lynch Large Cap Value Fund
              Investor A Common Stock                      100,000,000
              Investor B Common Stock                      200,000,000
              Investor C Common Stock                      100,000,000
              Institutional Common Stock                   100,000,000
              R Common Stock                               200,000,000
              Service Common Stock                          50,000,000

                                                    Total: 3,000,000,000

      After the classification of authorized shares, all shares of all series and classes of the Corporation's capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Three Hundred Million Dollars ($300,000,000).


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

      IN WITNESS WHEREOF, MERRILL LYNCH LARGE CAP SERIES FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and
attested by its Secretary on the      day of , 2006.

                                      MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

                                                 By:
                                                    ----------------------------
                                                    Robert C. Doll, Jr.
                                                    President
ATTEST:

-----------------------------------
Alice A. Pellegrino
Secretary

      The undersigned, President of MERRILL LYNCH LARGE CAP SERIES FUNDS, INC. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.

Dated:    , 2006                                 By:
                                                    ----------------------------
                                                    Robert C. Doll, Jr.
                                                    President


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